Exhibit a(10)

TD ASSET MANAGEMENT USA FUNDS INC.

ARTICLES OF AMENDMENT

        TD Asset Management USA Funds Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The charter of the Corporation is hereby amended so that the shares of Common Stock, par value $.0001 per share (the "Common Stock"), of the Corporation classified and designated as U.S. Government Portfolio, Municipal Portfolio, New York Municipal Money Market Portfolio and California Municipal Money Market Portfolio, are re-designated as shares of TDAM U.S. Government Portfolio - Investor Class, TDAM Municipal Portfolio - Investor Class, TDAM New York Municipal Money Market Portfolio - Investor Class and TDAM California Municipal Money Market Portfolio - Investor Class, respectively.

        SECOND: The charter of the Corporation is hereby amended so that the shares of Common Stock classified and designated as Money Market Portfolio - Investor Class and Money Market Portfolio - Premium Class are re-designated as shares of TDAM Money Market Portfolio - Investor Class and TDAM Money Market Portfolio - Premium Class, respectively.

        THIRD: The amendment set forth in these Articles of Amendment was approved by at least a majority of the entire Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

        FOURTH: The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Vice President and attested by its Secretary this 3rd day of October, 2006.

ATTEST:		TD ASSET MANAGEMENT USA FUNDS INC.

By:	/s/ Kerry Reilly	By:	/s/ Michele Teichner
	Kerry Reilly Secretary		Michele Teichner Vice President